Consent of Independent Registered Public Accounting Firm



We hereby  consent  to the use in this  Post  Effective  Amendment  Registration
Statement on Form S-6 of Valley Forge Life Insurance Company Variable Life Separate Account, of (i) our report dated April 26, 2007, except for the financial statements and disclosures for the year ended December 31, 2004, and the subsequent event discussed in Note 16, as to which the date is September 27, 2007, relating to the financial statements and supplemental schedules of Valley Forge Life Insurance Company, and of (ii) our report dated April 26, 2007, except for the subsequent events discussed in Note 16, as to which the date is September 27, 2007, relating to the financial statements and supplemental schedules of Reassure America Life Insurance Company, which both appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
September 27, 2007